UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Units, no par value	SPLP	New York Stock Exchange
6.0% Series A Preferred Units	SPLP-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2023, Steel Partners Holdings L.P., a Delaware limited partnership (the “Company”), held its Annual Meeting of Limited Partners (the “Annual Meeting”), at which unitholders of the Company approved the approved the Company’s Tenth Amended and Restated Agreement of Limited Partnership (the “Amended LP Agreement”). The Amended LP Agreement provides for the cash-out at air value of a fractional common unit in lieu of the issuance of a fractional common unit in the event a distribution, subdivision or combination would result in a unitholder being issued less than one (1) whole common unit.

The material terms of the amended provision in the Amended LP Agreement are described in Proposal No. 4 in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2023, which is incorporated herein by reference. On June 1, 2023, immediately following the Special Meeting, Steel Partners Holdings GP Inc., the Company’s general partner (the “General Partner”), entered into the Amended LP Agreement.

The above description of the Amended LP Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended LP Agreement, which is filed as Exhibit 3.1 to this report and is incorporated herein by reference. Additionally, a copy of the Amended LP Agreement, marked to show changes, is attached as Exhibit 3.2 to this report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, unitholders were asked to vote on four proposals; set forth below are the matters acted upon by the unitholders at the Annual Meeting and the final voting results of each such proposal.

A total of 21,671,949 common limited partnership units of the Company (the “LP Units”) were entitled to vote as of April 4, 2023, the record date for the Annual Meeting. There were 20,064,168 LP Units present in person or by proxy at the Annual Meeting, representing approximately 92.6% of the LP Units entitled to vote.

Proposal 1

The unitholders elected each of the five independent directors to serve on the Board of Directors of the General Partner.

Nominee	For	Withheld	Broker Non-Votes
John P. McNiff	18,702,564	98,699	1,262,905
Lon Rosen	18,739,513	61,750	1,262,905
Eric P. Karros	18,702,814	98,449	1,262,905
James Benenson III	18,739,513	61,750	1,262,905
Rory H. Tahari	18,702,814	98,449	1,262,905

Proposal 2

The unitholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

For	18,542,422
Against	253,556
Abstain	5,285
Broker Non-Votes	1,262,905

Proposal 3

The unitholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	19,940,436
Against	4,085
Abstain	119,647

Proposal 4

The unitholders approved the amendment and restatement of the Company’s Ninth Amended and Restated Agreement of Limited Partnership to provide for the cash-out at air value of a fractional common unit in lieu of the issuance of a fractional common unit in the event a distribution, subdivision or combination would result in a unitholder being issued less than one (1) whole common unit.

For	20,056,653
Against	6,214
Abstain	1,301
Broker Non-Votes	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Tenth Amended and Restated Agreement of Limited Partnership of Steel Partners Holdings L.P., dated as of June 1, 2023.
3.2	Tenth Amended and Restated Agreement of Limited Partnership of Steel Partners Holdings L.P., dated as of June 1, 2023 (marked).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 5, 2023	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Jason Wong
Jason Wong
Chief Financial Officer

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